Exhibit 4.2

EXECUTION VERSION

VANTAGE DRILLING COMPANY,

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

First Supplemental Indenture

Dated as of July 16, 2013

Supplemental to Indenture

Dated as of July 16, 2013

5.50% Convertible Senior Notes due 2043

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(continued)

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(continued)

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(continued)

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ARTICLE 13 MISCELLANEOUS		71

Section 13.01.	Integral Part	71

Section 13.02.	Adoption, Ratification And Confirmation	71

Section 13.03.	Incorporation Of Trust Indenture Act	71

Section 13.04.	Trust Indenture Act Controls	71

Section 13.05.	Communication by Holders With Other Holders	71

Section 13.06.	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	72

Section 13.07.	Governing Law	72

Section 13.08.	No Recourse Against Others	72

Section 13.09.	Acceptance by Trustee	72

Section 13.10.	Table of Contents; Headings	72

Section 13.11.	Severability Clause	72

Section 13.12.	Multiple Originals	72

Section 13.13.	Calculations	72

EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C	FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT E	SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
EXHIBIT F	FORM OF CONVERSION NOTICE
EXHIBIT G	FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
EXHIBIT H	FORM OF PURCHASE NOTICE

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FIRST SUPPLEMENTAL INDENTURE dated as of July 16, 2013, between Vantage Drilling Company, a Cayman Islands exempted company (the “Company”), and Wells Fargo Bank National Association, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 5.50 % Convertible Senior Notes due 2043 (the “Notes”) on the date hereof.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of July 16, 2013 (the “Base Indenture”), providing for the issuance from time to time of its debt securities in one or more series;

WHEREAS, Section 9.01 of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of any series as permitted by Section 2.02 thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.50% Convertible Senior Notes due 2043, in an initial aggregate principal amount of $100,000,000;

WHEREAS, the Company proposes by this First Supplemental Indenture to supplement and amend the Base Indenture to provide for the form, terms and other provisions of the Notes as a separate series of Securities to be issued under the Indenture, and to supplement and amend the Base Indenture to provide for provisions that apply only to the Notes (and not to any other series of Securities);

WHEREAS, all acts and things necessary to duly authorize and reserve for issuance Ordinary Shares issuable upon the conversion of the Notes have been done and performed; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Company, and to constitute this First Supplemental Indenture a valid and legally binding agreement of the Company, have been done and performed, and the execution of this First Supplemental Indenture and the issuance of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. For all purposes of the Base Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them with respect to the Notes in this Article and include the plural as well as the singular;

(ii) any term that is defined in both the Base Indenture and this First Supplemental Indenture shall have the meanings assigned to such term in this First Supplemental Indenture except that the term “Stated Maturity” shall have the meaning assigned to it in this Article 1 for purposes of this First Supplemental Indenture, but for purposes of the Base Indenture shall have the meaning assigned to it therein, and any rule of construction specified in both the Base Indenture and this First Supplemental Indenture shall have the use assigned to such rule in this First Supplemental Indenture;

(iii) any capitalized term that is used in this First Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture, and any rule of construction specified in the Base Indenture but not specified in this First Supplemental Indenture shall have the use herein as provided for in the Base Indenture;

(iv) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

(v) as used in this First Supplemental Indenture, the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision and references to Articles, Sections or other subdivisions refer to this First Supplemental Indenture unless otherwise specified.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, DTC or a nominee of DTC that shall be issued in accordance with Sections 3.07 and 3.08 hereof in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Agent” means any Registrar, Paying Agent, Service Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Beneficial Owner” shall mean any Person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Clearstream” means Clearstream Banking, S.A.

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Conversion Agent” means the office or agency appointed by the Company where Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Price” means, at any time, a dollar amount (initially approximately $2.39) equal to $1,000 divided by the Conversion Rate at such time, rounded to the nearest cent.

“Conversion Rate” means, in respect of each $1,000 principal amount of Notes, 418.6289 Ordinary Shares, subject to adjustments as set forth herein.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the applicable Observation Period, 5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount” means, for each of the 20 consecutive Trading Days during the Observation Period:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the applicable Daily Measurement Value, a number of Ordinary Shares equal to (i) the difference between such Daily Conversion Value and such Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VTG <EQUITY> VWAP” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such

Trading Day (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable by the Company but have not been paid.

“Definitive Notes” mean certificated Notes substantially in the form of Exhibit A hereto registered in the names of the holders thereof, except that such Notes shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in Global Note” attached thereto, issued in accordance with Sections 3.07 and 3.08 hereof.

“Depositary” or “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other Depository institution hereinafter appointed by the Company pursuant to the terms of the Indenture.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Ex-Dividend Date” means, in respect of an issuance, a dividend or distribution to holders of Ordinary Shares, the first date on which Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

“Free Trade Date” means the date that is one year after the Issue Date.

“Freely Tradable” means, with respect to the Notes or any Ordinary Shares issuable upon conversion of the Notes, that such Notes or Ordinary Shares, as the case may be, are eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise pursuant to U.S. securities laws by a Person that is not an affiliate (as defined in Rule 144) of the Company and that has not been an affiliate (as defined in Rule 144) of the Company during the three immediately preceding months without any volume or manner of sale restrictions.

“Fundamental Change” means an event that will be deemed to occur if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries, and the Company and its Subsidiaries’ employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or the Company otherwise become aware that, such person or group has become the direct or indirect Beneficial Owner of shares of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(ii) the consummation of:

(A) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person or persons (other than one of the Company’s Subsidiaries); or

(B) any transaction or series of related transactions in connection with which (whether by means of exchange, liquidation, consolidation, merger, combination, reclassification, recapitalization, acquisition or otherwise) all of the Ordinary Shares are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, other property, assets or cash, but excluding any merger, consolidation, share exchange or acquisition of the Company with or by another person pursuant to which the Beneficial Owners, directly or indirectly, of the shares of the Company’s Common Equity immediately prior to such transaction are the Beneficial Owners, directly or indirectly, immediately after such transaction, of the shares of the surviving, continuing or acquiring corporation’s Company Equity representing more than 50% of the total outstanding voting power of all outstanding classes of Common Equity of the surviving, continuing or acquiring corporation in substantially the same proportions (relative to each other) as immediately prior to such transaction;

(iii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the Ordinary Shares (or other common stock or depositary shares or receipts in respect thereof into which the Notes are then convertible) ceases to be listed or quoted on any of the NYSE MKT, the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

An event, transaction or series of related transactions described in clause (ii) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by the holders of the Ordinary Shares, excluding cash payments for fractional shares or dissenters rights in connection with the transaction or transactions, consists of ordinary shares or common stock traded on any of the NYSE MKT, the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) or which will be so traded or quoted when issued or exchanged in connection with such event, transaction or series of related transactions and as a result of such event, transaction or series of related transactions, the Notes become convertible or exchangeable into such consideration (excluding cash payments for fractional shares or dissenters rights) as described in Section 12.06 hereof. For the purposes of this definition of “Fundamental Change,” any event, transaction or series of related transactions that constitutes a Fundamental Change under both clause (i) and clause (ii) above will be deemed to constitute a Fundamental Change solely under clause (ii) of this definition of “Fundamental Change.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the (i) Public Company Accounting Oversight Board, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time and (iv) the rules and regulations of the SEC governing to inclusion of financial statements in period reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note Legend” means the legend set forth in Section 3.08(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means Notes in global form, substantially in the form of Exhibit A hereto bearing the Global Note Legend and that has the “Schedule of Increases or Decreases in Global Note” attached thereto, deposited with or on behalf of, and registered in the name of, DTC or a nominee of DTC, and issued in accordance with Sections 3.07 and 3.08 hereof.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“Indenture” means the Base Indenture, as amended and supplemented by this First Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended and supplemented.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchaser” means Jefferies LLC.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.

“Issue Date” means July 16, 2013.

“Last Reported Sale Price” of the Ordinary Shares on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one, the average of the average bid and the average ask prices) on that day as reported on the New York Stock Exchange or other principal U.S. securities exchange on which the Ordinary Shares are traded. If the Ordinary Shares are not listed for trading on a United States national or regional securities exchange on the Relevant Date, the “Last Reported Sale Price” of the Ordinary Shares will be the last quoted bid price per share for the Ordinary Shares in the over-the-counter market on the Relevant Date as reported by the Pink OTC Markets Inc. or similar organization selected by the Company. If the Ordinary Shares are not so quoted, the “Last Reported Sale Price” of the Ordinary Shares will be as determined by a U.S. nationally recognized securities dealer retained by the Company for that purpose. The “Last Reported Sale Price” of the Ordinary Shares will be determined without reference to extended or after hours trading.

“Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market on which the Ordinary Shares are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Ordinary Shares or in any options contracts or future contracts relating to the Ordinary Shares.

“Notes” has the meaning ascribed to it in the second introductory paragraph of this First Supplemental Indenture.

“Observation Period” with respect to any Note surrendered for conversion means: (a) subject to the immediately succeeding clause (b), if the relevant Conversion Date occurs prior to the 25th Scheduled Trading Day immediately preceding the Stated Maturity, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day after such Conversion Date; (b) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice and prior to the relevant Redemption Date, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding such Redemption Date; and (c) if the relevant Conversion Date occurs on or after the 25th Scheduled Trading Day immediately preceding the Stated Maturity, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Stated Maturity.

“Offering Memorandum” means the final offering memorandum, dated July 11, 2013, relating to the offering by the Company of the Notes.

“Ordinary Shares” means the Company’s ordinary shares, par value $0.001 per share.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Private Placement Legend” means the legend set forth in Section 3.08(f)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date” means, with respect to any redemption of Notes, the date of redemption with respect thereto.

“Regular Record Date” for the payment of interest on the Notes, means the January 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on January 15 and July 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on July 15.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, DTC or a nominee of DTC, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto and bearing the legend referred to in Section 3.08(f)(iii) hereof deposited with or on behalf of, and registered in the name of, DTC or a nominee of the DTC, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the six-month distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading. If the Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the United States Securities and Exchange Commission.

“Securities Custodian” means the custodian with respect to the Global Note (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected pursuant to Section 12.02(a)(iii) hereof) by the Company.

“Share Price” means, with respect to any Fundamental Change, (i) if the holders of Ordinary Shares receive only cash in consideration for their Ordinary Shares in such Fundamental Change and such Fundamental Change is of the type described in clause (ii) of the definition of Fundamental Change, the amount of cash paid per Ordinary Share in such Fundamental Change, and (ii) otherwise, the average of the Last Reported Sale Price of the Ordinary Shares over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date for such Fundamental Change.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC, as in effect as of the Issue Date.

“Specified Dollar Amount” means, with respect to any Notes to be converted hereunder, the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion of such Notes as specified by the Company in the applicable Settlement Notice.

“Stated Maturity” means July 15, 2043.

“Trading Day” means, with respect to Ordinary Shares or the relevant security, a day during which (i) there is no Market Disruption Event and (ii) trading in the Ordinary Shares generally occurs on the NYSE MKT or, if the Ordinary Shares are not then listed on the NYSE MKT, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then listed or admitted for trading. If the Ordinary Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trust Officer” means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee having direct responsibility for the administration of the Indenture.

“VWAP” of Ordinary Shares on any Trading Day means such price as is displayed on Bloomberg page “VTG <EQUITY> VWAP” (or its equivalent successor service or page if such service or page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a U.S. nationally recognized securities dealer retained by the Company for that purpose.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Interest”	5.03(a)
“Additional Notes”	3.03
“Cash Settlement”	12.02(a)
“Combination Settlement”	12.02(a)
“Company Notice”	10.02(a)
“Company Notice Date”	10.02(a)
“Conversion Date”	12.01(c)
“Conversion Obligation”	12.02(a)
“EDGAR”	5.01
“Event of Default”	7.01
“Expiration Date”	12.03(f)
“Expiration Time”	12.03(f)
“Extension Fee”	7.05(a)
“Fundamental Change Effective Date”	12.05(b)
“Fundamental Change Notice”	11.02(a)
“Fundamental Change Notice Date”	11.02(a)
“Fundamental Change Repurchase Date”	11.01(c)
“Fundamental Change Repurchase Notice”	11.03(a)(i)
“Fundamental Change Repurchase Price”	11.01(b)
“Initial Notes”	3.03
“Notice of Conversion”	12.02(b)
“Physical Settlement”	12.02(a)
“Public Spin-Off”	12.03(d)
“Purchase Date”	10.01(a)
“Purchase Notice”	10.01(a)(i)
“Purchase Price”	10.01(a)
“Redemption Price”	6.01(b)
“Reference Property”	12.06(a)
“Relevant Date”	12.01(b)
“Reorganization Event”	12.06(a)
“Reporting Event of Default”	7.05(a)
“Settlement Amount”	12.02(a)(iv)
“Settlement Notice”	12.02(a)(iii)
“Spin-Off”	12.03(d)
“Successor”	4.01(a)(i)
“Trigger Event”	12.03(d)
“unit”	12.06(b)
“Voluntary Conversion Make-Whole Payment”	12.04

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(g) unless the context otherwise requires, all references to payments of interest on the Notes will include any Additional Interest payable pursuant to Section 5.03 hereof and any Extension Fee payable pursuant to Section 7.05 hereto.

ARTICLE 2

AMENDMENTS TO THE BASE INDENTURE

Section 2.01. Provisions Applicable Only to Notes. The provisions contained in this First Supplemental Indenture shall apply to the Notes only and not to any other series of Securities issued under the Base Indenture and any covenants provided herein are expressly being included solely for the benefit of the Notes and not for the benefit of any other series of Securities issued under the Base Indenture. These amendments shall be effective for so long as there remain any Notes outstanding.

Section 2.02.Transfer and Exchange. Article 2.07 of the Base Indenture shall not apply to the Notes and shall be superseded by Section 3.08 of this First Supplemental Indenture.

Section 2.03. Redemption. Article Three of the Base Indenture shall not apply to the Notes, and shall be superseded by Article 6 of this First Supplemental Indenture.

Section 2.04. Reports and Covenants. Sections 4.04 and 4.06 of the Base Indenture are superseded in their entirety by Sections 5.01, 5.02 and 5.03 of this Supplemental Indenture.

Section 2.05. Consolidation, Merger, Sale or Lease of Assets by the Company. Article Five of the Base Indenture shall be superseded in its entirety with Article 4 of this First Supplemental Indenture.

Section 2.06. Events Of Default.

(a) Article Six of the Base Indenture shall be amended as set forth in Article 7 of this First Supplemental Indenture.

(b) Section 6.01(1) of the Base Indenture shall be superseded in its entirety with Section 7.01(b) of this First Supplemental Indenture and Sections 6.01(2), (3) and (7) of the Base Indenture shall not apply to the Notes.

Section 2.07. Satisfaction And Discharge; Defeasance. Article Eight of the Base Indenture shall be superseded in its entirety with Article 8 of this First Supplemental Indenture.

Section 2.08. Supplemental Indentures. Article Nine of the Base Indenture shall be amended as set forth in Article 9 of this First Supplemental Indenture.

Section 2.09. Sinking Funds. Article Eleven of the Base Indenture shall not apply to the Notes.

ARTICLE 3

THE NOTES

Section 3.01. Designation of Notes. This First Supplemental Indenture provides for a series of Securities titled “5.50% Convertible Senior Notes due 2043” of the Company.

Section 3.02. Ranking; Senior Securities. The Notes shall be the Company’s senior unsecured Securities.

Section 3.03. Amount. The Trustee shall initially authenticate and deliver up to $100,000,000 aggregate principal amount of the Notes upon a Company Order for the authentication and delivery of Notes, without any further action by the Company. The Company may, without the consent of the Holders of the Notes, upon a Company Order issue additional Notes (“Additional Notes”) under the Indenture with the same terms as the Notes initially issued as of the date of this First Supplemental Indenture (the “Initial Notes”) in an unlimited principal amount, provided that if any such Additional Notes are not fungible with the Initial Notes issued under the Indenture for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number, and such Additional Notes will have a different issue date and may have a different issue price. The Initial Notes and any Additional Notes will be treated as a single series of Securities for all purposes under the Indenture.

Section 3.04. Stated Maturity. The Notes shall mature on July 15, 2043 unless earlier converted, redeemed or repurchased in accordance with the provisions hereof.

Section 3.05. Interest. Interest on the Notes shall accrue from the most recent date on which interest has been paid or if no interest has been paid, from July 16, 2013, until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on January 15 and July 15 in each year, commencing January 15, 2014. A Holder of any Note at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest, on such Note on the corresponding Interest Payment Date, notwithstanding the conversion of such Notes at any time after 5:00 p.m., New York City time, on such Regular Record Date; provided, however, that at Stated Maturity, the Company will pay accrued interest to the Person to whom the Company pays the principal amount, regardless of whether such Person is the Holder of record. Notes surrendered for conversion during the period after 5:00

p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such converted Notes. Notwithstanding the foregoing, no such payment of interest need be made by any converting Holder (a) if the Company has specified a Redemption Date or a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, (b) to the extent of any overdue interest existing at the time of conversion of such Note or (c) if the Notes are surrendered for conversion after 5:00 p.m., New York City time, on the Regular Record Date immediately preceding a Purchase Date or the Stated Maturity and before 5:00 p.m., New York City time, on the Business Day immediately preceding a Purchase Date or the Stated Maturity for the Notes. Except as described above, no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion, and delivery of Ordinary Shares, cash or a combination of Ordinary Shares and cash, if applicable, pursuant to Article 12 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy in full the Company’s obligation to pay the principal amount of (and premium, if any, on) the Notes and accrued and unpaid interest to, but not including, the related Conversion Date. The Company shall pay interest upon any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes from the required payment date.

Section 3.06. Denomination; Currency; Payment.

(a) Each Note shall be in the denomination of $2,000 and integral multiples of $1,000 in excess thereof.

(b) All obligations of the Company in respect of principal, interest or any other amount owing shall be payable in United States dollars.

(c) Principal of, premium (if any) and interest on, Global Notes shall be payable to DTC in immediately available funds.

(d) Principal of, and premium (if any) and interest on, Definitive Notes shall be payable at the office or agency of the Company maintained for such purpose, which initially shall be the Corporate Trust Office of the Trustee. Interest on Definitive Notes will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Registrar to the contrary.

Section 3.07. Form of Notes.

(a) Except as otherwise provided pursuant to this Section 3.07, the Notes are issuable without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 3.08(f). The Notes are not issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

(b) The Notes shall be issued initially as Global Securities in the form of one or more permanent Global Notes, with the applicable legends as provided in Section 3.08(f). Each Global Note shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC, which shall act as Depositary for the Notes, or its nominee and retained by the Trustee, as Securities Custodian, at its Corporate Trust Office, for credit to the accounts of the members of, or participants of, DTC holding the Notes evidenced thereby. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

(c) Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 3.08. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Registrar has received a written request from the Depositary to issue Definitive Notes.

Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.08 or Section 2.08 or 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.08(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.08(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.08(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.08(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(iii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(iv) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.08(h) hereof.

(iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.08(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If in accordance with Section 3.08(a) a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 3.08(h) hereof, and the Company shall execute and, upon receipt of an Company Order in accordance with Section 2.03 of the Base Indenture, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.08(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.08(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 3.08(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) of this Section 3.08, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.08(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.08(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(f) Legends. In lieu of the Global Security legend set forth in Section 2.14 of the Base Indenture, the following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) of this Section 3.08, each Global Note and each Definitive Note (and all Notes issued in exchange therefor (together with any Ordinary Shares issued upon conversion of the Notes and required to bear the legend set forth in Section 3.08(f)) or substitution thereof) shall bear the legend in substantially the following form:

“NEITHER THIS SECURITY NOR THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF (NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN) MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT

AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASER’S OPTION TO PURCHASE ADDITIONAL NOTES) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (II) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (IV) TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (VI) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (IV) OR (VI) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.08 OF THE FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.08(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION SECTION 3.08(g) OF THE FIRST SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF NOTES ATTACHED HERETO.”

(iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THIS INDENTURE (AS DEFINED HEREIN).”

(iv) Definitive Note Legend. Definitive Notes will bear a legend substantially in the following form:

“THIS NOTE WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE UNLESS THE HOLDER OF THIS NOTE, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO NOTES.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.03 of the Base Indenture or at the Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 2.11, 3.06 and 9.05 of the Base Indenture).

(iii) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under this Indenture and ending at the Close of Business on the date of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date (including an Interest Record Date) and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 of the Base Indenture.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.08 to effect a registration of transfer or exchange may be submitted by facsimile or portable document format (“pdf”).

(i) Any Note or Ordinary Shares issued upon the conversion or exchange of a Note that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Ordinary Shares, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(j) Notwithstanding any provision of this Section 3.08 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 3.08(j), (i) each reference in the restrictive legend set forth in paragraph (f) to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (ii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable Federal securities laws. The provisions of this Section 3.08(j) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 3.08(j) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

(k) Until the Resale Restriction Termination Date, any stock certificate representing Ordinary Shares issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Ordinary Shares has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or such Ordinary Shares have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Ordinary Shares):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (II) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) TO THE EXTENT THE COMMON STOCK IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (IV) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (V) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR

FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR IN A TRANSACTION THAT IS NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, OR (VI) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (III), (IV), (V), OR (VI) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT.”

Any such Ordinary Shares as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such Ordinary Shares for exchange in accordance with the procedures of the transfer agent for the Ordinary Shares, be exchanged for a new certificate or certificates for a like aggregate number of Ordinary Shares, which shall not bear the restrictive legend required by this Section 3.08(k).

(l) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(m) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

(n) Notwithstanding any reference herein to any “registration statement” with respect to the Notes or any Ordinary Shares issued upon conversion of the Notes, any such reference shall not be deemed to obligate the Company to prepare, execute or file any registration statement for purposes of registering the Notes or Ordinary Shares issued upon conversion of the Notes under the Securities Act.

Section 3.09. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE 4

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 4.01. Consolidation, Merger, Sale or Lease of Assets by the Company.

(a) The Company will not, in a single transaction or a series of transactions, consolidate or merge or combine with or into any other Person, or sell, assign, convey, transfer, lease or dispose of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), in a single transaction or a series of related transactions, to any other Person, unless:

(i) either (A) the Company will be the surviving or continuing corporation, or (B) the Person formed by or surviving such consolidation or merger (if not the Company) or to which such sale, assignments, lease, conveyance, transfer or other disposition shall be made (collectively, the “Successor”) is a corporation organized and validly existing under the laws of the Cayman Islands, the United States of America or any state thereof, or any other similar jurisdiction so long as neither the laws of any such jurisdiction nor any such transaction would adversely affect the Holders, and the Successor expressly assumes, by a supplemental indenture hereto in form and substance reasonably satisfactory to the Trustee, all of the Obligations of the Company under the Securities and this Indenture;

(ii) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a)(i) above, if applicable, no Default shall have occurred and be continuing; and

(iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (subject to customary exceptions and qualifications), each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture (if any) comply with this Indenture and that all conditions precedent provided for in the Indenture to such transaction have been satisfied.

(b) For purposes of this Article 4, the sale, assignment, conveyance, transfer, lease or other disposition by one or more of the Company’s Subsidiaries of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) shall be subject to this Article 4.

(c) Upon any consolidation, combination or merger of the Company, or any sale, lease, transfer, conveyance or other disposition or assignment of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing obligor under the Securities and this Indenture, the Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities and this Indenture with the same effect as if such Successor had been named therein as the Company, and, except in the case of such a lease, the Company will be released from its Obligations under the Securities and this Indenture.

ARTICLE 5

REPORTING OBLIGATIONS

Section 5.01. Reporting Obligations. The Company shall deliver to the Trustee, within 15 days after it is required to file them with the SEC, copies of the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; and information, documents and reports filed by the Company with the SEC by electronic means or filing of documents with the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (or any successor electronic filing system) will be deemed to constitute “filing” with, and delivery to, the Trustee and each other applicable Agent for purposes of this Section 5.01. Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.02. 144A Information. If at any time the Company is not required to filed with the SEC the reports required by Section 5.01 and the Notes or Ordinary Shares issuable upon the conversion of the Notes constitute “restricted securities” within the meaning of Rule 144, the Company will, upon the request of any Holder or Beneficial Owner of the Notes, or a holder or Beneficial Owner of the Ordinary Shares issuable upon the conversion of the Notes, promptly furnish or cause to be furnished to the applicable Holder, Beneficial Owner, or any prospective purchaser designated by the applicable Holder or Beneficial Owner, of the Notes, or any holder, Beneficial Owner, or any prospective purchaser designated by the applicable holder or Beneficial Owner, of the Ordinary Shares, as the case may be, all of the information that a prospective purchaser of the Notes or the Ordinary Shares, as the case may be, is required to receive under Rule 144A(d)(4) of the Securities Act for such Notes or Ordinary Shares, as the case may be, to be resold pursuant to the exemption from registration provided by Rule 144A.

Section 5.03. Additional Interest.

(a) General. Subject to the last paragraph of this Section 5.03(a), if, at any time during the period beginning on, and including, the date that is six months after the Issue Date and ending on, but not including, the Free Trade Date, the Company fails to timely file (after giving effect to any grace period provided by Rule 12b-25) one or more documents or reports that it is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K) or the Notes are not otherwise Freely Tradable, including pursuant to Rule 144 by Holders other than affiliates (as defined in Rule 144) of the Company or Holders that were affiliates (as defined in Rule 144) of the Company during the three months preceding the date of the proposed transfer, the Company will pay additional interest (the “Additional Interest”) on the principal amount of then outstanding Notes as hereinafter set forth. The Additional Interest will accrue from the due date of the first such missed filing (after giving effect to any grace period provided by Rule 12b-25) or the date that the Notes otherwise cease to be Freely Tradable, until the date that the Notes become Freely

Tradable. Such Additional Interest will initially accrue at the rate of 0.25% per annum on the principal amount of then outstanding Notes. If such Additional Interest accrues for more than ninety (90) consecutive calendar days, the rate at which the Additional Interest accrues will increase to 0.50% per annum on the principal amount of then outstanding Notes beginning on the 91st consecutive day on which it accrues and ending on the last consecutive day on which it continues to accrue; provided that such Additional Interest shall cease to accrue on the Free Trade Date.

In addition, if and for so long as, the Notes are not Freely Tradable at all times on and after the Free Trade Date, or the Restrictive Notes Legend has not been deemed to be removed and the Notes are deemed to be assigned the Restricted Notes CUSIP after the 15th day immediately following the Free Trade Date, or the next succeeding Business Day if such day is not a Business Day, the Company will pay Additional Interest on the Notes at a rate of 0.50% per annum. Such Additional Interest will accrue on each day during such period on which the Notes are not Freely Tradable and until the Restrictive Notes Legend is deemed removed and the Notes are deemed to be assigned the Unrestricted Notes CUSIP. In each case, the Additional Interest will be payable on the same dates and in the same manner as the stated interest on the Notes.

Notwithstanding the foregoing, the Company will not be required to pay Additional Interest as set forth above if the Notes are not eligible for resale under Rule 144 or if the Notes are not Freely Tradable, in each case as required under this Section 5.03, on any date on which (i) the Company has filed a shelf registration statement for the resale of the Notes and any Ordinary Shares issuable upon conversion of the Notes, (ii) such shelf registration statement is effective and usable by Holders identified therein as selling security holders for the resale of the Notes and any Ordinary Shares issued upon conversion of the Notes, (iii) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A and (iv) the Notes and/or Ordinary Shares to be sold pursuant to such shelf registration statement would become Freely Tradable as a result of any such sale.

(b) Notice to Trustee. If the Company is required to pay Additional Interest on any Note, on or prior to the date on which such Additional Interest is scheduled to be paid, the Company will provide to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) an Officers’ Certificate, which Officers’ Certificate will state (i) that the Company is obligated to pay Additional Interest pursuant to this Section 5.03, (ii) the amount of such Additional Interest that the Company is required to pay under this Section 5.03, (iii) the amount of such Additional Interest that the Company will pay, (iv) the scheduled date on which such Additional Interest will be paid to Holders and (v) a direction that the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) pay such Additional Interest to the extent it receives funds from the Company to do so, on the scheduled payment date for such Additional Interest. The Trustee will not have any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or, if any Additional Interest is payable, the amount of such Additional Interest that is payable.

Section 5.04. Compliance with Trust Indenture Act. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Section 5.05. Reports to Trustee. The Company will deliver to the Trustee:

(a) within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its performance under this Indenture and that, based upon such review, no Default exists hereunder or, if there has been a Default, specifying the Default, its nature, status and what action the Company is taking or proposes to take with respect thereto; and

(b) promptly and in any event within 10 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company is taking or proposes to take with respect thereto.

ARTICLE 6

REDEMPTION OF NOTES

Section 6.01. Optional Redemption.

(a) Prior to July 15, 2016, the Notes will not be redeemable at the Company’s option.

(b) At any time on or after July 15, 2016 and before July 15, 2018, subject to the terms and conditions of this Article 6, the Company may, at its option, redeem the Notes for cash in whole or in part if the VWAP of Ordinary Shares is greater than or equal to 150% of the applicable Conversion Price for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the Company’s notice of redemption. On or after July 15, 2018, subject to the terms and conditions of this Article 6, the Company may, at its option, redeem the Notes for cash in whole or in part at any time or from time to time. In each case, the redemption price (the “Redemption Price”) will be equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest to, but excluding, the Redemption Date. However, if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest due on such Interest Payment Date to the Holder of record at 5:00 p.m., New York City time, on the corresponding Regular Record Date, and not to the Holder submitting the Notes for redemption, if different.

Section 6.02. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company, the Company shall, on or prior to the date that is 15 days prior to the date on which notice is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 6.03. Any such notice may be cancelled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

Section 6.03. Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed at any time pursuant to this Article 6, the particular Notes to be redeemed (in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof) shall be selected by the Trustee, from the outstanding Notes not previously called for redemption, by lot or on a pro rata basis among the Notes or by such other method as the Trustee shall consider fair and appropriate, including any method required by DTC or any successor depositary (and in such manner as is not prohibited by applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000. If any Note is to be redeemed in part only, a new Note in principal amount equal to the unredeemed principal portion will be issued.

The Trustee shall notify the Company in writing, within seven calendar days from the Trustee’s receipt of a notice of redemption from the Company, of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

If any Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 6.03 shall affect the right of any Holder to convert any Notes pursuant to Article 12 before the termination of the conversion right with respect thereto.

In the event of any redemption in part (pursuant to the provisions of this Article 6), the Company will not be required to issue, register the transfer of or exchange any Note during a period of 15 days before the notice of redemption is sent, or register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 6.04. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 10.02 of the Base Indenture not less than 20 nor more than 60 calendar days (each such time period being subject to the rules and procedures, if any, of DTC, if then applicable) prior to the Redemption Date, to the Trustee, the Paying Agent, the Conversion Agent and each Holder of Notes to be redeemed. The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee an Officers’ Certificate, at least 15 calendar days prior to the date on which notice is required to be given to the Holders (unless shorter notice shall be satisfactory to the Trustee), requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items. All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the then current Conversion Rate and provide a statement that the Notes called for redemption may be converted at any time before 5:00 p.m., New York City time, on the Business Day prior to the Redemption Date, and that Holders who wish to convert Notes must comply with the relevant procedures;

(d) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(e) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(f) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date;

(g) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(h) the name and address of the Paying Agent and the Conversion Agent;

(i) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(j) the CUSIP or ISIN number, and that no representation is made as to the accuracy or correctness of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

Section 6.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in 2.05 of the Base Indenture) an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date other than Notes or portions of Notes called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

Section 6.06. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, unless converted, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price or accrued and unpaid interest), such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 6.07. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article 6) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to 4.02 of the Base Indenture (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that each such new Note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

ARTICLE 7

DEFAULTS AND REMEDIES

Section 7.01. Events of Default. In addition to the Events of Default set forth in Section 6.01(4), (5) and (6) of the Base Indenture, an “Event of Default” with respect to the Notes shall be any of the following:

(a) default in the payment of principal of any Note when due and payable at the Stated Maturity, upon declaration or otherwise, or in the payment of any Fundamental Change Repurchase Price, Redemption Price or Purchase Price when due and payable;

(b) failure by the Company to pay interest (whether the interest rate borne by the Notes, Additional Interest, the Extension Fee, or other interest in the event of default) on or any Additional Amounts payable in respect of any of Security of that Series or any coupon appertaining thereto when such interest, Additional Amounts or coupon become due and payable and the continuance of any such failure for thirty (30) consecutive calendar days;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture, upon exercise of a Holder’s conversion right and such failure continues for a period of five calendar days;

(d) default by the Company in the payment of Voluntary Conversion Make-Whole Payments pursuant to Section 12.04 when due and payable upon conversion and the continuance of such default for a period of five calendar days;

(e) failure by the Company to (i) give Fundamental Change Notice of the occurrence of a Fundamental Change to Holders pursuant to Section 11.02, or (ii) a Purchase Notice pursuant to Section 10.01, in each case when due;

(f) failure by the Company to comply with its obligations under Section 4.01 of this First Supplemental Indenture;

(g) failure by the Company for ninety (90) days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes to comply with the Company’s obligations under Article 5 of this First Supplemental Indenture;

(h) failure by the Company or any Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25,000,000, which judgments are not paid, discharged or stayed for a period of sixty (60) days after the due date thereof;

(i) default by the Company or any Significant Subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25,000,000 (or its equivalent in any other currency or currencies) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created, or (ii) the acceleration of any indebtedness for money borrowed in excess of $25,000,000 (or its equivalent in any other currency or currencies) in the aggregate of the Company and/or any such Significant Subsidiary because of a default with respect to such indebtedness, in each case resulting in such indebtedness becoming or being declared due and payable, and such indebtedness shall not have been discharged or such acceleration shall not have been rescinded or annulled within 30 calendar days after written notice of such acceleration has been received by the Company or such Significant Subsidiary from the Trustee (or to the Company and the Trustee from Holders of at least 25% in aggregate principal amount of outstanding Notes); or

(j) with respect to Section 6.01(5), Section 6.01(6) and Section 6.02 of the Base Indenture, each shall be restated herein with the modification that each reference to the phrase “the Company” in each such Sections shall be replaced with the phrase “the Company or any Significant Subsidiary”.

Section 7.02. Waiver of Past Defaults. Notwithstanding Section 6.02 of the Base Indenture, Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive any existing or future Default or Event of Default and its consequences and rescind and annul a declaration of acceleration with respect to such Event of Default and its consequences (other than an Event of Default (a) with respect to the failure to make payment of the principal amount, accrued and unpaid interest, the Fundamental Change Repurchase Price or the Redemption Price, in each case with respect to any Note, (b) with respect to the failure to pay or deliver Ordinary Shares, cash or the combination of Ordinary Shares and cash, due upon conversion of the Notes or (c) with respect to any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if:

(i) all existing Events of Default, other than the nonpayment of the

(ii) principal of and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.03. Limitation on Suits. Section 6.06 of the Base Indenture shall not apply to the Notes and references to Section 6.06 of the Base Indenture shall become references to this Section 7.03.

(a) Subject to Section 7.04, a Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or the Notes, unless:

(i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default or pursue such remedy in its own name as Trustee under this Indenture;

(iii) Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee has not complied with such request for 60 days after the later of (A) receipt of the request from Holders of not less than 25% in aggregate principal amount of the outstanding Notes and (B) the offer by such Holders of indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such written request.

Section 7.04. Rights of Holders to Receive Payment. Section 6.07 of the Base Indenture shall not apply to the Notes and references to Section 6.07 of the Base Indenture shall become references to this Section 7.04.

(a) Notwithstanding anything to the contrary, the right of a Holder of a Note to receive (i) payment of principal of or interest on its Note on the Stated Maturity or the relevant Interest Payment Date, as the case may be, (ii) payment of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, (iii) payment of the Redemption Price on the Redemption Date and (iv) payment or delivery, as the case may be, of Ordinary Shares, cash or the combination of Ordinary Shares and cash, upon conversion of such Note when due, or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective due dates, may not be impaired or affected without the consent of that Holder.

Section 7.05. Sole Remedy for Failure to Report.

(a) General. Notwithstanding anything to the contrary in the Notes, the Indenture or in this First Supplemental Indenture, the Company may elect that the sole remedy for any Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 5.01 or Section 5.02 hereof (a “Reporting Event of Default”) will, for the period beginning on the date on which such Reporting Event of Default first occurred and ending on the earlier of (i) the date on which such Reporting Event of Default is cured or validly waived in accordance with Section 7.02 hereof and (ii) the 270th calendar day immediately following the date on which such Reporting Event of Default first occurred, consist exclusively of the right to receive additional interest (the “Extension Fee”) on the Notes at a rate equal to 0.50% per annum on the principal amount of the then outstanding Notes. If the Company elects, the Extension Fee will be payable in the same manner and on the same dates as the stated interest payable on the Notes. The Extension Fee will accrue in addition to any Additional Interest that the Company is obligated to pay under Section 5.03 hereof.

(b) Limitation on Remedy. If (i) a Reporting Event of Default occurs and the Company elects that the sole remedy with respect to such Reporting Event of Default will be the Extension Fee and (ii) on the 271st day immediately following, and including, the date on which such Reporting Event of Default first occurred, such Reporting Event of Default has not been cured or validly waived in accordance with Section 7.02 hereof, then the Notes will become subject to acceleration on account of such Reporting Event of Default.

(c) Company Election Notice. To elect to pay the Extension Fee as the sole remedy for a Reporting Event of Default, the Company must deliver written notice of such election to the Paying Agent and the Trustee, for delivery to the Holders, prior to the date on which such Reporting Event of Default first occurs. Any such notice must include a brief description of the report or reports that the Company failed to file that caused such Reporting Event of Default, a statement that the Company is electing to pay the Extension Fee and the date on which such Reporting Event of Default will occur.

If a Reporting Event of Default occurs and the Company fails to timely deliver such notice for such Reporting Event of Default, the Notes will be subject to acceleration on account of such Reporting Event of Default.

(d) Other Events of Default. Notwithstanding anything to the contrary herein, if the Company elects to pay the Extension Fee with respect to any Reporting Event of Default, the Company’s election will not affect the rights of any Holder with respect to any other Event of Default. For the avoidance of doubt, in no event will the Company be obligated to pay the Extension Fee at a rate greater than 0.50% per annum on the principal amount of then outstanding Notes, regardless of the number of events or circumstances giving rise to requirements to pay such Extension Fee.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01. Satisfaction and Discharge of this Indenture. Article Eight of the Base Indenture shall not apply to the Notes and references to “Article Eight” of the Base Indenture shall become references to this Article 8.

(a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes have been delivered to the Trustee for cancellation, (ii) all outstanding Notes have become due and payable on the Stated Maturity or on the Fundamental Change Repurchase Date in connection with any repurchase of all outstanding Notes or on any Redemption Date in connection with any redemption of all outstanding Notes or (iii) all outstanding Notes have been delivered for conversion pursuant to Article 12 of this First Supplemental Indenture, and the Company irrevocably deposits or delivers, as the case may be, prior to the applicable date on which such payment is due and payable, or such conversion is to be settled, with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent cash in respect of such payment or Ordinary Shares (and cash in lieu of fractional Ordinary Shares, if any) in respect of any such conversion on the Stated Maturity, the Fundamental Change Repurchase Date, the Redemption Date or the date such conversion is to be settled, as the case may be; provided that, in the case of a deposit, there must not exist a Default or Event of Default on the date the Company makes such deposit and the deposit must not result in a breach of, or constitute a default under, this Indenture; and provided, further that, in all cases, the Company shall pay to the Trustee all other sums payable hereunder by the Company.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 of the Base Indenture shall survive. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture, at the cost and expense of the Company, on demand, accompanied by an Officers’ Certificate and an Opinion of Counsel pursuant to Section 10.04 of the Base Indenture.

Section 8.02. Application of Trust Money. Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money, Ordinary Shares or other consideration paid or delivered to it, as the case may be, pursuant to Section 8.01 and shall apply such money, Ordinary Shares or other consideration in accordance with this Indenture and the Notes to the payment of the principal amount of (including the relevant Fundamental Change Repurchase Price or Redemption Price), and interest on, the Notes or delivery of the Ordinary Shares, cash in lieu of fractional Ordinary Shares, if applicable, payable or issuable, as the case may be, upon conversion of the Notes.

Section 8.03. Repayment to Company. The Trustee and each Paying Agent shall promptly pay or deliver, as the case may be, to the Company upon request any excess money, Ordinary Shares or other consideration (x) paid or delivered to them pursuant to Section 8.01 and (y) held by them at any time. Subject to applicable abandoned property law, the Trustee and each Paying Agent shall also pay or deliver, as the case may be, to the Company upon request any money, Ordinary Shares or other consideration held by them for the payment of the principal amount of (including the relevant Fundamental Change Repurchase Price or Redemption Price) and interest on, or the amount due in connection with any conversion of, the Notes that remains unclaimed for two years after a right to such money, Ordinary Shares or other consideration has matured (which maturity shall occur, for the avoidance of doubt, on the Stated Maturity, the Fundamental Change Repurchase Date or the Redemption Date, as the case may be); provided that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money, Ordinary Shares or other consideration or publish in a newspaper of general circulation in the City of New York notice that such money, Ordinary Shares or other consideration remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance or portion of such money, Ordinary Shares or other consideration then remaining will be repaid or re delivered to the Company. After payment or delivery, as the case may be, to the Company, Holders entitled to such money, Ordinary Shares or other consideration must look to the Company for payment or delivery as general creditors unless an applicable abandoned property law designates another Person

Section 8.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money, Ordinary Shares or other consideration in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no payment or delivery, as the case may be, had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided that if the Company has made any payment of the principal amount of (including the relevant Fundamental Change Repurchase Price or Redemption Price) or interest on, or the amount due in connection with any conversion of, the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money, Ordinary Shares or other consideration held by the Trustee or such Paying Agent.

Section 8.05. Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 8.01, the Company shall furnish to the Trustee an Officers’ Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders. In lieu of the matters specified in clauses (1) – (9) of Section 9.01 of the Base Indenture (which clauses shall not apply with respect to the Notes), with respect to the Notes, without prior notice to, or consent of, any Holder of Notes, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may, pursuant to Section 9.01 of the Base Indenture as modified hereby, enter into one or more supplemental indentures, in form satisfactory to the Trustee, for any one of the following purposes:

(a) to cure any ambiguity or omission or correct any defect or inconsistency in the Indenture and the Notes, so long as such action will not adversely affect the interests of the Holders of Notes;

(b) to evidence and provide for the assumption by a Successor Company of obligations of the Company under the Indenture, including its obligations to provide for the adjustments to conversion rights as set forth in Section 12.06 hereof;

(c) provide for any guarantee of the Notes or secure the Notes;

(d) add to the covenants of the Company or its Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon Company or its Subsidiaries, by the Indenture;

(e) make any changes or modifications to the Indenture necessary in connection with the registration of the public offer and sale of the Notes under the Securities Act or to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(f) evidence and provide for the acceptance of the appointment of a successor Trustee;

(g) comply with the rules of any applicable securities depositary, including DTC;

(h) make any change that does not materially adversely affect the rights of any Holder of the Notes; provided that any amendment made solely to conform the provisions of the Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum will be deemed not to materially adversely affect the rights of any Holder; or

(i) provide for the issuance of other series of Securities in accordance with the Indenture, and to change any provision of the Indenture that is intended to be only for the benefit of Securities other than the Notes.

The consent of the Holders is not necessary hereunder to approve the particular form of any proposed amendment; it is sufficient if such consent approves the substance of the proposed amendment. After an amendment under Section 9.01 of the Base Indenture or this Section 9.01 becomes effective, the Company shall send to Holders a notice briefly detailing such amendment within 20 days after execution thereof; provided however, that any such notice filed by the Company pursuant to the SEC’s EDGAR system (or any successor electronic filing system) shall be deemed to be delivered to Holders as of the time such notice is so filed for purposes of this Section 9.01. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02. With Consent of Holders. Section 9.02(b) of the Base Indenture is amended and restated in its entirety, with respect to the Notes, as follows:

Notwithstanding Section 9.02(a), without the consent of the Holders of each outstanding Note affected thereby, no amendment or supplemental indenture shall:

(a) change the Stated Maturity of any Note;

(b) reduce the principal amount of any Note;

(c) reduce the rate, or extend the stated time for payment of interest on any Note, or change the Company’s obligation to pay any Voluntary Conversion Make-Whole Payment pursuant to the Indenture;

(d) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of the Indenture or to waive any past Default;

(e) change the place or currency of payment of principal or interest in respect of any Note;

(f) make any change that adversely affects the conversion rights of any Notes, including any change to the provisions described under Article 12 of this First Supplemental Indenture or impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes;

(g) reduce the Fundamental Change Repurchase Price, Redemption Price or Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, including any extension of the related payment dates, the circumstances under which the Notes may be or shall be redeemed or repurchased or any change to Article 6, Section 10.01 or Article 12, each of this First Supplemental Indenture;

(h) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i) make any change to the provisions of Section 9.02 of the Base Indenture or this Section 9.02; or

(j) change the ranking of the Notes

After an amendment under Section 9.02 of the Base Indenture or this Section 9.02 becomes effective, the Company shall send to Holders a notice briefly detailing such amendment within 20 days after execution thereof; provided however, that any such notice filed by the Company pursuant to the SEC’s EDGAR system (or any successor electronic filing system) shall be deemed to be delivered to Holders as of the time such notice is so filed for purposes of this Section 9.02. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03. Payments for Consents. The Company will not, and will not permit any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

PURCHASE AT THE OPTION OF HOLDERS

Section 10.01. Purchase of Notes at the Option of the Holder.

(a) A Holder shall have the option to require the Company to purchase any outstanding Notes on each of July 15, 2016 and July 15, 2018 (each, a “Purchase Date”), at a price (the “Purchase Price”) which shall be paid in cash, equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to but excluding the Purchase Date. If the Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, the Company will pay the full amount of accrued and unpaid interest due on such Interest Payment Date to the Holder on the Regular Record Date corresponding to such Interest Payment Date, and the Purchase Price will be payable to the Holder who presents a Note for purchase. A Holder shall have the option describe in this clause (a) upon:

(i) delivery to the Paying Agent and the Company by the Holder of a duly completed written notice of purchase (a “Purchase Notice”), in the form entitled “Form of Purchase Notice,” of the Notes, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the relevant Purchase Date until 5:00 p.m., New York City time, on the Business Day prior to such Purchase Date, stating:

(A) if certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate DTC procedures;

(B) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $2,000 in principal amount or an integral multiple in excess of $1,000 thereof;

(C) that such Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Notes and in this First Supplemental Indenture; and

(ii) delivery or book-entry transfer of such Notes to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 10.01 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

(b) The Company shall purchase from a Holder, pursuant to this Section 10.01, Notes if the principal amount of such Notes is $2,000 or an integral multiple of $1,000 in excess thereof if so requested by such Holder.

(c) Any purchase by the Company contemplated pursuant to the provisions of this Section 10.01 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Notes.

(d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 10.01 shall have the right at any time prior to 5:00 p.m., New York City time, on the Business Day immediately prior to the applicable Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.02(b).

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(f) At or before 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Purchase Price of the Notes to be purchased pursuant to this Section 10.01. Payment by the Paying Agent of the Purchase Price for such Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this First Supplemental Indenture, cash sufficient to pay the Purchase Price of such Notes on the Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued interest upon delivery or transfer of the Notes).

(g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 10.02. Further Conditions and Procedures for Purchase of Notes at the Option of the Holder.

(a) Notice of Purchase Date. The Company shall send notices (each, a “Company Notice”) to the Holders, the Trustee, the Conversion Agent and the Paying Agent notice of the right to require the Company to repurchase on a date that is not less than 20 Business Days nor more than 60 Business Days before any Purchase Date, as the case may be (each such date of delivery, a “Company Notice Date”). Each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(i) the applicable Purchase Price;

(ii) the Conversion Rate at the time of such notice and any expected adjustments to the Conversion Rate;

(iii) the applicable Purchase Date and the last date on which a Holder may exercise its repurchase rights under Section 10.01;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price;

(vi) that Notes as to which a Purchase Notice has been delivered may be surrendered for conversion only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture;

(vii) that the Purchase Price for any Notes as to which a Purchase Notice has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes;

(viii) the procedures the Holder must follow under Section 10.01 and Section 10.02;

(ix) that, unless the Company defaults in making payment of such Purchase Price on Notes covered by any Purchase Notice, interest will cease to accrue on and after the Purchase Date;

(x) the CUSIP or ISIN number of the Notes; and

(xi) the procedures for withdrawing a Purchase Notice.

Simultaneously with providing such Company Notice, the Company will promptly publicly announce through a reputable national newswire in the United States the relevant information in such Company Notice and publish such information on its then existing website or through such other public medium as it may use at the time.

At the Company’s request, made at least five Business Days (unless a shorter notice is satisfactory to the Paying Agent) prior to the date upon which such notice is to be sent, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b) Effect of Purchase Notice Notice; Withdrawal; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice specified in Section 10.01(a) the Holder of the Notes in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Notes. Such Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date with respect to such Notes (provided the conditions in this Article 10 have been satisfied) and (y) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 10.01 Notes in respect of which a Purchase Notice has been given by the Holder thereof may not be converted on or after the date of the delivery of such Purchase Notice, unless such Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Purchase Date to which it relates, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or integral amounts thereof; provided, however, that no such withdrawal shall reduce the portion of the principal amount of a Note not purchased to less than $2,000;

(ii) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate DTC procedures; and

(iii) the principal amount, if any, of such Notes which remains subject to the original Purchase Notice and which has been or shall be delivered for purchase by the Company, which amount must be $2,000 or integral multiples of $1,000 in excess thereof.

The Paying Agent shall promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice has been withdrawn in compliance with this First Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(c) Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased.

(d) Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 10.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 10.01 to be exercised in the time and in the manner specified in or Section 10.01. To the extent any other provision of the Indenture conflicts with any of the foregoing, the foregoing shall govern.

(e) Repayment to the Company. Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, as provided in paragraph 8 of the Notes, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Purchase Price; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 10.01(f), as applicable, exceeds the aggregate Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date, then promptly on and after the Business Day following the Purchase Date the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any.

(f) Officers’ Certificate. At least five Business Days before the Company Notice Date (unless a shorter notice is satisfactory to the Trustee), the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 10.02(a) herein.

ARTICLE 11

FUNDAMENTAL CHANGE PURCHASE RIGHT

Section 11.01. Fundamental Change Permits Holders To Require The Company To Repurchase the Notes.

(a) General. If a Fundamental Change occurs at any time prior to the Stated Maturity, each Holder will have the right to require the Company to repurchase for cash all, or any portion, of its Notes in principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof on the Fundamental Change Repurchase Date for such Fundamental Change for an amount of cash equal to the corresponding Fundamental Change Repurchase Price.

(b) Fundamental Change Repurchase Price. The “Fundamental Change Repurchase Price” means, for any Notes to be repurchased on any Fundamental Change Repurchase Date, a price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such Fundamental Change Repurchase Date; provided, however, that if a Fundamental Change Repurchase Date occurs after a Regular Record Date, but on or prior to the corresponding Interest Payment Date, the Company will pay the accrued and unpaid interest on such Notes on such Interest Payment Date to the Holder of such Notes as of the Close of Business on such Regular Record Date.

(c) Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” means, for any Fundamental Change, the date specified by the Company in the Fundamental Change Notice for such Fundamental Change, which date will be not less than 20 Business Days, nor more than 35 Business Days, immediately following the Fundamental Change Notice Date for such Fundamental Change.

Section 11.02. Fundamental Change Notice.

(a) General. On or before the 10th calendar day immediately following the effective date of a Fundamental Change, the Company will deliver, or cause to be delivered, to the Paying Agent and the Trustee, for delivery to the Holders, written notice of the occurrence of such Fundamental Change and the resulting fundamental change repurchase right (the “Fundamental Change Notice,” and the date of such mailing or delivery, the “Fundamental Change Notice Date”). Simultaneously with sending any Fundamental Change Notice to the Holders, the Trustee and the Paying Agent, the Company will publish a notice containing the information included in the Fundamental Change Notice on its website or through such other public medium as the Company may use at such time.

For any Fundamental Change, the Fundamental Change Notice corresponding to such Fundamental Change will specify:

(A) the events causing such Fundamental Change;

(B) the effective date of such Fundamental Change;

(C) the last date on which a Holder may exercise its right to require the Company to repurchase such Holder’s Notes as a result of such Fundamental Change under this Article 11, which will be the third Business Day immediately preceding the Fundamental Change Repurchase Date;

(D) the procedures that a Holder must follow to require the Company to repurchase such Holder’s Notes, if other than as set forth in Section 11.03 hereof;

(E) the Fundamental Change Repurchase Price for each $1,000 principal amount of Notes for such Fundamental Change;

(F) the Fundamental Change Repurchase Date for such Fundamental Change;

(G) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(H) if applicable, the Conversion Rate in effect on the Fundamental Change Notice Date for such Fundamental Change;

(I) if applicable, any adjustments that will be made to the Conversion Rate as a result of such Fundamental Change, including any Additional Shares by which the Conversion Rate will be increased pursuant to Section 12.05 hereof for a Holder that converts a Note “in connection with” such Fundamental Change;

(J) that any Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(K) the procedures for withdrawing a Fundamental Change Repurchase Notice, if other than as set forth in Section 11.04 hereof;

(L) that if a Note or portion of a Note is subject to a validly delivered Fundamental Change Repurchase Notice, unless the Company defaults in paying the Fundamental Change Repurchase Price for such Note or portion of a Note, interest, if any, on such Note or portion of a Note will cease to accrue on and after the Fundamental Change Repurchase Date; and

(M) the CUSIP and ISIN number(s) of the Notes.

(b) Failure or Defect. Notwithstanding anything provided elsewhere in this Indenture, neither the failure of the Company to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Company will limit the repurchase rights of any Holder under this Article 11 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 11.

Section 11.03. Fundamental Change Repurchase Notice.

(a) General. To exercise its repurchase rights under Section 11.01(a) hereof with respect to any Fundamental Change, a Holder must deliver to the Paying Agent, on or before the Close of Business on the third Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law:

(i) a duly completed written notice of repurchase (a “Fundamental Change Repurchase Notice”), in the form entitled “Form of Fundamental Change Repurchase Notice,” of the Notes that such Holder is tendering for repurchase; and

(ii) the Notes that such Holder is tendering for repurchase, (A) by book-entry transfer if such Notes are Global Notes, or (B) by physical delivery, if such Notes are Definitive Notes, in each case, together with any endorsements or other documents reasonably requested by the Paying Agent, the Trustee or the Company.

(b) Contents of Fundamental Change Repurchase Notice. The Fundamental Change Repurchase Notice for any Note must state:

(i) if such Note is to be repurchased in part, the principal amount of such Note to be repurchased, which principal amount must equal $2,000 or an integral multiple of $1,000 in excess thereof;

(ii) that such Note will be repurchased by the Company pursuant to the provisions of the Notes and this Article 11 hereof; and

(iii) if such Note is a Definitive Note, the certificate number of such Note.

If the Notes to be repurchased are Global Notes, the Fundamental Change Repurchase Notice for such Notes must comply with the Applicable Procedures.

(c) Notice to Company. If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such Fundamental Change Repurchase Notice.

(d) Effect of Improper Notice. Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice with respect to a Note, together with such Note, in a form that conforms in all material aspects with the description contained in such Fundamental Change Repurchase Notice, the Holder submitting the Notes will not be entitled to receive the Fundamental Change Repurchase Price for such Note.

Section 11.04. Withdrawal of Fundamental Change Repurchase Notice.

(a) General. After a Holder delivers a Fundamental Change Repurchase Notice with respect to a Note, such Holder may withdraw such Fundamental Change Repurchase Notice with respect to such Note or any portion of such Note in principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the third Business Day immediately preceding the Fundamental Change Repurchase Date to the Paying Agent. Any such withdrawal notice must state:

(i) the principal amount of the Notes with respect to which such notice of withdrawal pertains, which must equal $1,000 or an integral multiple of $1,000 in excess thereof; provided, however, that no such withdrawal shall reduce the portion of the principal amount of a Note not purchased to less than $2,000;

(ii) the principal amount of the Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must have a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(iii) if the Notes subject to such Fundamental Change Repurchase Notice were Definitive Notes, the certificate numbers of the Notes to be withdrawn and the certificate numbers of the Notes that will remain subject to the Fundamental Change Repurchase Notice.

If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

(b) Return of Note. Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Definitive Note or a portion of a Definitive Note, return such Note or portion of a Note to such Holder, in the amount specified in such withdrawal notice; and, (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest, in the amount specified in such withdrawal notice.

(c) Notice to Company. If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such notice of withdrawal.

Section 11.05. Effect of Fundamental Change Repurchase Notice.

(a) General. If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with Section 11.04 hereof.

(b) Timing of Payment. Upon the Paying Agent’s receipt of (i) a valid Fundamental Change Repurchase Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Repurchase Notice pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice pertains will be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 11.04 hereof, to receive the Fundamental Change Repurchase Price with respect to such Notes on the later of (i) the Fundamental Change Repurchase Date and (ii)(A) if such Notes are Definitive Notes, the date of delivery of such Notes to the Paying Agent, or (B) if such Notes are Global Notes, the date of book-entry transfer of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.

(c) Effect of Deposit. If, as of 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date for any Fundamental Change, the Company, in accordance with Section 11.08 hereof, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Repurchase Price for all Notes subject to a Fundamental Change Repurchase Notice validly delivered in accordance with Section 11.03 hereof and not validly withdrawn in accordance with Section 11.04 hereof, at the Close of Business on the Fundamental Change Repurchase Date:

(1)	the Notes to be repurchased will cease to be outstanding and interest will cease to accrue on such Notes (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent); and

(2)	all other rights of the Holders of such Notes with respect to such Notes (other than the right to receive payment of the Fundamental Change Repurchase Price upon delivery or transfer of such Notes and any Defaulted Amounts with respect to the Notes) will terminate.

Section 11.06. Notes Repurchased in Part. If any Definitive Note is to be repurchased only in part, the Holder must surrender such Note at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of such Note or such Holder’s attorney-in-fact, duly authorized in writing), whereupon the Company, in accordance with Section 3.07(a) hereof, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.07(a) hereof, will promptly authenticate and deliver, to the surrendering Holder, a new Note or Notes of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Note so surrendered which is not repurchased. If any Global Note is repurchased in part, the Company will instruct the Trustee to decrease the principal amount of such Global Note by the principal amount repurchased. Any Notes that are repurchased or owned by the Company, whether or not in connection with a Fundamental Change, will be submitted to the Trustee for cancellation and will be duly retired by the Company.

Section 11.07. Covenant to Comply with Securities Laws upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice under this Article 11, the Company will, to the extent applicable, (i) comply with Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable United States federal and state securities laws so as to permit Holders to exercise their rights and obligations under Section 11.01 hereof in the time and in the manner specified in Sections 11.01 and 11.03 hereof.

Section 11.08. Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company will deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 8.02 hereof) an amount of immediately available funds sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that the Company is required to repurchase on such Fundamental Change Repurchase Date.

Section 11.09. Covenant Not to Repurchase Notes upon Certain Events of Default.

(a) General. Notwithstanding anything to the contrary in this Article 11, the Company will not purchase any Notes under this Article 11 if, as of the Fundamental Change Repurchase Date, the principal amount of the Notes has been accelerated, such acceleration has not been rescinded and such acceleration did not result from a Default that would be cured by the Company’s payment of the Fundamental Change Repurchase Price.

(b) Deemed Withdrawals. If, on any Fundamental Change Repurchase Date, (i) a Fundamental Change Repurchase Notice for a Note has been validly tendered in accordance with Section 11.03 hereof and has not been validly withdrawn in accordance with Section 11.04 hereof, and (ii) pursuant to Section 11.09(a), the Company is not permitted to purchase Notes, the Paying Agent, upon receipt of written notice from the Company stating that the Company, pursuant to Section 11.09(a), is not permitted to purchase Notes, will deem such Fundamental Change Repurchase Notice withdrawn.

(c) Return of Notes. If a Holder tenders a Note for purchase pursuant to this Article 11 and, on the Fundamental Change Repurchase Date, pursuant to Section 11.09(a), the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Definitive Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

ARTICLE 12

CONVERSION

Section 12.01. Conversion of Notes.

(a) Right to Convert. Subject to the procedures for conversion set forth in this Article 12, and subject to prior maturity, redemption or repurchase, a Holder may convert its Notes prior to 5:00 p.m., New York City time, on the Business Day immediately preceding Stated Maturity. A Holder may convert a portion of the principal amount of Notes if the portion is $2,000 or an integral multiple of $1,000 in excess thereof. The number of Ordinary Shares issuable or the combination of cash payable and the number of Ordinary Shares issuable, if any, upon conversion of a Note shall be determined as set forth in Section 12.02.

(b) Conversion Procedures. The following procedures shall apply to the conversion of Notes under this Section 12.01:

(i) In respect of a Definitive Note, a Holder must (A) complete and manually sign the conversion notice on the back of the Note, or a facsimile of such conversion notice; (B) deliver such conversion notice, which is irrevocable, and the Note to the Conversion Agent, with a copy to the Company; (C) to the extent any Ordinary Shares issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; (D) if required pursuant to Section 12.01(c) below, pay all transfer or similar taxes; and (E) if required pursuant to Section 3.05, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.

(ii) In respect of a beneficial interest in a Global Note, a Beneficial Owner must comply with DTC’s procedures for converting a beneficial interest in a Global Note and, if required pursuant to Section 3.05, pay funds equal to interest payable on the next Interest Payment Date to which such Beneficial Owner is not entitled, and if required, taxes or duties, if any.

With respect to a conversion of a Note pursuant hereto, if the Company elects to satisfy the applicable Conversion Obligation solely in Ordinary Shares (plus cash in lieu of fractional shares), the Person in whose name any Ordinary Shares shall be issuable upon such conversion and upon delivery of Ordinary Shares pursuant to Section 12.04 shall be treated as a shareholder of record of the Company, to the extent permitted by law, of such Ordinary Shares as of 5:00 p.m., New York City time, on the relevant Conversion Date. If the Company elects to satisfy the applicable Conversion Obligation in cash and Ordinary Shares (plus cash in lieu of fractional shares), the Person in whose name any Ordinary Shares shall be issuable upon such conversion will become the holder of record of such Ordinary Shares as of 5:00 p.m., New York City time, on the last Trading Day (the “Relevant Date”) of the related twenty (20) Trading Day period used to determine the Daily Settlement Amounts. On and after the Conversion Date with respect to a conversion of a Note pursuant hereto, all rights of the Holder of such Note shall terminate, other than the right to receive the consideration deliverable upon conversion of such Note as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Ordinary Shares until, if such Holder converts such Note and is entitled pursuant hereto to receive

Ordinary Shares in respect of such conversion, 5:00 p.m., New York City time, on the Conversion Date or the Relevant Date or respective Conversion Dates or Relevant Dates, as the case may be, with respect to such conversion.

Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

Delivery of Ordinary Shares will be accomplished by delivery to the Conversion Agent of certificates for the relevant number of Ordinary Shares, other than in the case of Holders of Global Notes in book-entry form with DTC, in which case Ordinary Shares shall be delivered in accordance with DTC customary practices.

(c) Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance and delivery of Ordinary Shares upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name, but the Conversion Agent shall have no duty to determine if any such tax is due. Nothing herein shall preclude any withholding of tax required by law.

(d) Certain Covenants of the Company.

(i) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, a sufficient number of Ordinary Shares, free of preemptive rights, to permit the conversion of the Notes.

(ii) All Ordinary Shares delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(iii) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of Ordinary Shares upon the conversion of Notes, if any, and shall cause to have listed or quoted all such Ordinary Shares on each U.S. national securities exchange or over-the-counter or other domestic market on which the Ordinary Shares is then listed or quoted.

(iv) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value per share of the Ordinary Shares, if any, of the Ordinary Shares issuable upon conversion of the Notes, the Company should take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Ordinary Shares at such adjusted Conversion Rate.

Section 12.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 12.02, Section 12.05(b) and Section 12.06, upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, Ordinary Shares, together with cash, if applicable, in lieu of any fractional Ordinary Share in accordance with subsection (i) of this Section 12.02 (“Physical Settlement”), cash (“Cash Settlement”), or a combination of Ordinary Shares and cash, together with cash, if applicable, in lieu of any fractional Ordinary Share in accordance with subsection (i) of this Section 12.02 (“Combination Settlement”) (subject to the settlement provisions of this Section 12.02, the “Conversion Obligation”), at the Company’s election, as set forth in this Section 12.02.

(i) All conversions occurring on or after the 25th Scheduled Trading Day immediately preceding the Stated Maturity, and all conversions occurring after the Company’s issuance of a notice of redemption with respect to the Notes and prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the related Redemption Date, shall be settled using the same Settlement Method.

(ii) With respect to conversions occurring prior to the 25th Scheduled Trading Day immediately preceding the Stated Maturity (except conversions occurring after the Company’s issuance of a notice of redemption with respect to the Notes and prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the related Redemption Date) the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii) If, in respect of any Conversion Date, the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than 5:00 p.m., New York City time, on the second Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring (x) after the date of issuance of a notice of redemption with respect to the Notes and prior to the related Redemption Date, in such notice of redemption or (y) on or after the 25th Scheduled Trading Day immediately preceding the Stated Maturity, no later than the 25th Scheduled Trading Day immediately preceding the Stated Maturity). If the Company does not elect a Settlement Method for a conversion prior to the deadline set forth in the immediately preceding sentence, the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation prior to the deadline set forth above but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be $1,000.

(iv) The Ordinary Shares, cash, or combination of Ordinary Shares and cash in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of Ordinary Shares equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last Trading Day of the applicable Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional Ordinary Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 12.01(c), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(h) and (ii) in the case of a Definitive Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Ordinary Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 12 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 12.05(a).

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted (the “Conversion Date”) (i) if the Holder has complied with the requirements set forth in subsection (b) above prior to the Close of Business on any Business Day, then immediately prior to Close of Business on such Business Day and (ii) if the Holder has complied with the requirements set forth in subsection (b) above after the Close of Business on any Business Day, then immediately prior to Close of Business on the immediately succeeding Business Day. Except as provided in Section 10.02(d) and Section 12.05(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the applicable Observation Period, in the case of any other Settlement Method. If any Ordinary Shares are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of Ordinary Shares to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall cause the principal balance of a Global Note to be adjusted in accordance with the Applicable Procedures, or shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) Except as provided in Section 12.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 12.

(f) Upon the conversion of an interest in a Global Note, the Trustee, or the Securities Custodian at the direction of the Trustee, shall make a notation on the “Schedule of Increases or Decreases in Global Note” to such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of Ordinary Shares and cash, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after 5:00 p.m., New York City time, on a Regular Record Date, Holders of such Notes as of 5:00 p.m., New York City time, on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Stated Maturity; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.

(h) Each conversion shall be deemed to have been effected as to any Notes surrendered for conversion as of the Conversion Date; provided, however, that the Person in whose name the certificate for any Ordinary Shares shall be issuable upon such conversion is registered shall be treated as a shareholder of record as of 5:00 p.m., New York City time, on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects (or is deemed to have elected) to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(i) The Company shall not issue any fractional Ordinary Share upon conversion of the Notes and shall instead pay cash in lieu of any fractional Ordinary Share issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash

Section 12.03. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted by the Company as follows:

(a) If the Company issues Ordinary Shares to all or substantially all holders of Ordinary Shares as a dividend or distribution, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

OS’	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such dividend or distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution of the type described in this Section 12.03(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted, effective as of the date the Company publicly announces not to make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company effects a subdivision or combination of Ordinary Shares, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the effective date of such subdivision or combination;

CR’	=	the Conversion Rate in effect on the effective date of such subdivision or combination;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the effective date of such subdivision or combination; and

OS’	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the date on which such split or combination becomes effective.

(c) If the Company issues to all or substantially all the holders of Ordinary Shares any rights or warrants (other than pursuant to any rights plan described in Section 12.03(d)(iii) below) entitling them to purchase, for a period of not more than 45 calendar days after the date of the announcement for such issuance, Ordinary Shares at an aggregate price per share less than the average of the Last Reported Sale Prices of the Ordinary Shares during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date such issuance was first publicly announced, then the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect on the Ex-Dividend Date for such issuance;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

Y	=	the total number of Ordinary Shares issuable pursuant to such rights or warrants; and

Z	=	the number of Ordinary Shares equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants divided by (y) the average of the Last Reported Sale Prices of Ordinary Shares during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date such issuance was first publicly announced.

For purposes of this Section 12.03(c), in determining whether any rights or warrants entitle the Holders to subscribe for or purchase Ordinary Shares at less than the average of the applicable Last Reported Sale Prices, and in determining the aggregate exercise or conversion price payable for such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. If any rights or warrants of the type described in this Section 12.03(a) are not so issued, the Conversion Rate shall again be readjusted, effective as of the date the Company publicly announces not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. If any right or warrant described in this Section 12.03(c) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this Section 12.03(c) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for the applicable distribution.

(d) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets, including securities, of the Company to all or substantially all the holders of the Ordinary Shares, excluding:

(i) any dividends or distributions referred to in Section 12.03(a) above;

(ii) shares delivered in connection with subdivisions of Ordinary Shares referred to in Section 12.03(b) above;

(iii) rights and warrants referred to in Section 12.03(c) above;

(iv) Spin-Offs to which the provisions set forth below in this Section 12.03(d) shall apply;

(v) the rights or warrants referred to in this Section 12.03(d) below (to the extent and as specified therein); and

(vi) dividends or distributions referred to in Section 12.03(e) below.

then the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors of the Company) on the Ex-Dividend Date for such distribution of the shares of Capital Stock, evidences of indebtedness, or assets, including securities, so distributed, expressed as an amount per Ordinary Share.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for the applicable distribution.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), other than in respect to a Public Spin-Off, in lieu of the adjustment described in this Section 12.03(d), each Holder of Notes shall be entitled to receive upon conversion, in addition to Ordinary Shares, and, if applicable, cash payable on conversion, the kind and amount of assets (including cash), shares of Capital Stock, evidences of indebtedness, securities or rights, warrants or options to purchase the Company’s securities, as applicable, that such Holder would have received if such Holder had converted such Notes immediately prior to the record date for determining the shareholders entitled to receive such distribution.

With respect to an adjustment pursuant to this Section 12.03(d) where there has been a payment of a dividend or other distribution on the Ordinary Shares consists of shares of Capital Stock of any class or series, or similar Equity Interest, in a Subsidiary or other business unit (a “Spin-Off”), that are, or, when issued, will be, traded or listed on the Nasdaq Stock Market, the New York Stock Exchange or any other U.S. national securities exchange or market (a “Public Spin-Off”), then the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date of the distribution will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect on the Ex-Dividend Date for such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar Equity Interests distributed to holders of Ordinary Shares applicable to one share of Ordinary Shares during the 10 consecutive Trading Day period commencing on, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Ordinary Shares during the 10 consecutive Trading Day period commencing on, and including, the effective date of the Spin-Off.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution.

If any such dividend or distribution described in this Section 12.03(d) is declared but not paid or made, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces not to make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the delivery requirements set forth under Section 12.02, if an adjustment to the Conversion Rate is required pursuant to this Section 12.03(d) during any settlement period in respect of Notes that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 12.03(d).

For purposes of Conversion Rate adjustments pursuant to this Section 12.03(d), rights or warrants distributed by the Company to all or substantially all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of Conversion Rate adjustments pursuant to this Section 12.03(d) and no adjustment to the Conversion Rate will be required until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 12.03(d), except as set forth under Section 12.06. If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase or exchangeable for additional or different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Trigger Event with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants to the extent not exercised by any of the holders thereof), except as set forth in Sections 12.08 and 12.10. In addition, except as set forth in Section 12.06, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.03(d) or Section 12.08 was made, (a) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary

Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (b) in the case of such rights or warrant that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(e) If any dividends or other distributions by the Company consisting exclusively of cash to all or substantially all holders of Ordinary Shares (other than dividends or distributions made in connection with liquidation, dissolution or winding-up of the Company), the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share of Ordinary Shares that the Company pays as a dividend or otherwise distributes to holders of Ordinary Shares.

An adjustment to the Conversion Rate made pursuant to this Section 12.03(e) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for the applicable dividend or distribution.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the adjustment described in this Section 12.03(e), each Holder of Notes shall be entitled to receive upon conversion, in addition to Ordinary Shares, and, if applicable, cash payable on conversion, the amount of cash that such Holder would have received if such Holder had converted such Notes immediately prior to the record date for determining the shareholders entitled to receive such dividend or distribution.

If any such dividend or distribution described in this Section 12.03(d) is declared but not paid or made, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces not to make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f) If the Company or any of its Subsidiaries purchases Ordinary Shares pursuant to a tender offer or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Ordinary Shares, to the extent that the Fair Market Value (as determined below) of the cash and any other consideration included in the payment per Ordinary Share, exceeds the Last reported Sale Price of Ordinary Shares on the Trading Day immediately after the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as it may be amended, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date;

CR’	=	the Conversion Rate in effect on the Trading Day immediately following the Expiration Date;

AC	=	the Fair Market Value (as determined by the Board of Directors of the Company) on the Expiration Date, of the aggregate value of all cash and other consideration paid or payable for the Ordinary Shares validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS0	=	the number of Ordinary Shares outstanding immediately before the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) (prior to giving effect to such tender or exchange offer);

OS’	=	the number of Ordinary Shares outstanding immediately after the Expiration Time (after giving effect solely to such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Ordinary Shares during the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately after the Expiration Date.

The adjustment to the Conversion Rate under this Section 12.03(f) shall become effective immediately prior to 9:00 a.m., New York City time, on the tenth Trading Day from, and including, the Trading Day immediately after the Expiration Date. If the Company or one of its Subsidiaries is obligated to purchase Ordinary Shares pursuant to any such tender or exchange offer but is prevented by applicable law from effecting any such purchase, or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made. Except as set forth in the previous sentence, if the application of the foregoing formula in this clause (f) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

Notwithstanding the delivery requirements set forth under Section 12.02, if an adjustment to the Conversion Rate is required pursuant to this Section 12.03(f) during any settlement period in respect of Notes that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 12.03(f).

(g) Notwithstanding the foregoing provisions of this Section 12.03, no adjustment will be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s Notes as if such Holder held a number of Ordinary Shares equal to (i) (A) the principal amount of Notes held by such Holder, divided by (B) 1,000, multiplied by (ii) the Conversion Rate in effect immediately prior to the Ex-Dividend Date, Expiration Date or other effective date of the applicable transaction, without having to convert their Notes.

(h) No adjustment to the Conversion Rate will be made unless as specifically set forth in this Section 12.03, Section 12.08 or Section 12.10.

(i) Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i) except as specifically provided herein, for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or carrying the right to purchase Ordinary Shares or any such security;

(ii) for rights to purchase Ordinary Shares pursuant to a Company plan for reinvestment of dividends or interest; or

(iii) for a change in the par value or no par value of Ordinary Shares.

To the extent the Notes become convertible pursuant to this Article 12 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash into which Notes are convertible.

If the Company publicly announces its intention to enter into a transaction that would involve a sale, lease, transfer, conveyance or other disposition of all or substantially all of its property or assets to another Person which the Company reasonably believes will result in (i) a Fundamental Change, (ii) another Person’s assumption of the Company’s obligations under the Indenture and the Notes, and (iii) a dividend or other distribution of consideration received in such transaction to holders of Ordinary Shares, Holders of Notes will not have any rights to receive cash, Capital Stock, evidences of indebtedness, securities or rights, warrants or options to purchase securities, or any other property or assets (or any combination thereof) that are distributed to holders of Ordinary Shares in connection with any such transaction and no adjustment to the Conversion Rate will be made unless such Holder of Notes shall have given its Notice of Conversion prior to 5:00 p.m., New York City time, on the record date for any such distribution; provided that the Company shall have given notice to Holders of the Notes of and publicly announced by press release, in each case not less than 20 days prior to such record date, such record date and specifying that Holders must convert prior to 5:00 p.m., New York City time, on such record date in order to participate in such distribution.

(j) All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. If a Conversion Rate adjustment becomes effective on any Ex-Dividend Date in accordance with Section 12.03, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Ordinary Shares as of the related Conversion Date as provided in Section 12.01(b) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in Section 12.03, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of Ordinary Shares on an unadjusted basis on such Conversion Date and participate in the related dividend, distribution or other event giving rise to such adjustment.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee and any Conversion Agent, other than the Trustee, an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.

(l) For purposes of this Section 12.03, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares. The Company shall not pay any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, Ordinary Shares held in treasury by the Company.

(m) Whenever any provision of this Article 12 requires the Company to calculate an average of Last Reported Sale Prices over multiple days (including the “share price” (as defined below) for purposes of a Fundamental Change), the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that occurs, at any time during the period during which the average is to be calculated. In addition, if during a period applicable for calculating the VWAP or Last Reported Sale Price of Ordinary Shares an event occurs that requires an adjustment to the Conversion Rate, the VWAP or Last Reported Sale Price of Ordinary Shares shall be calculated for such period in a manner determined in good faith by the Company to appropriately reflect the impact of such event on the price of the Ordinary Shares during such period.

(n) The applicable Conversion Rate shall be adjusted only once for a single event or occurrence that would require an adjustment under more than one of the adjustment events in this Section 12.03.

(o) The Company may make such increases in the Conversion Rate, in addition to those required by Section 12.03(a), (b), (c), (d), (e) and (f), as the Board of Directors

of the Company considers to be advisable to avoid or diminish any income tax to holders of Ordinary Stock or rights to purchase Ordinary resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(p) To the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange or the applicable rules of any stock exchange on which the Ordinary Shares are listed at the relevant time, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during the period and the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall send to Holders of the Notes a notice of the increase at least fifteen (15) calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

Section 12.04. Make-Whole Payment in Connection with a Voluntary Conversion. In addition to the consideration due upon conversion under Section 12.01, each Holder who elects to convert any of its Notes at the Holder’s option after July 15, 2013 and prior to July 15, 2016 will receive a number of additional Ordinary Shares (the “Voluntary Conversion Make-Whole Payment”) for the Notes being converted. The Voluntary Conversion Make-Whole Payment will equal a number of Ordinary Shares equal to 1.75 years’ worth of interest payments per $1,000 principal amount of Notes (or $96.25), divided by the greater of (i) the VWAP of the Ordinary Shares on the Conversion Date, and (ii) $1.25 (subject to inversely proportionate adjustment in the event of any adjustment to the Conversion Rate pursuant to Section 12.03). Delivery of any Ordinary Shares in satisfaction of any Voluntary Conversion Make-Whole Payment will be made within three Business Days of the Conversion Date, in the same manner as Ordinary Shares delivered in settlement of the Conversion Obligation (including with respect to cash in lieu of fractional shares) described in Section 12.01. Notwithstanding the foregoing, if in connection with any conversion the Conversion Rate is adjusted pursuant to Section 12.05, then such Holder will not be eligible to receive the Voluntary Conversion Make-Whole Payment with respect to such Note.

Section 12.05. Adjustment to Shares Delivered upon Conversion upon a Fundamental Change.

(a) General. If a Fundamental Change (determined after giving effect to the paragraph immediately following clause (iv) of the definition thereof, but without regard to the exclusion in clause (ii) of the definition thereof) occurs and a Holder elects to convert its Notes in connection with such Fundamental Change, the Company will, in the circumstances described in this Section 12.05, increase the Conversion Rate for such Notes by the number of additional Ordinary Shares (the “Additional Shares”) described in this Section 12.05. For purposes of this Section 12.05, a conversion of Notes will be deemed to be “in connection with” a Fundamental Change if the Conversion Notice for such Notes is received by the Conversion Agent during the period beginning on, and including, the Fundamental Change Effective Date for such Fundamental Change and ending on, and including, the later of (x) the Close of Business on the third Business Day immediately prior to the related Fundamental Change Repurchase Date and

(y) the Close of Business on the 30th Business Day immediately following the date the Company delivers notice to each Holder of such Fundamental Change pursuant to this Section 12.05. No later than 5 Business Days after the effective date of any event described under clause (i) of the definition of Fundamental Change, the Company will notify the Holders of such effective date and issue a press release announcing such effective date.

(b) Determination of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Fundamental Change will be determined by reference to Sections 12.05(c), (d) and (e) hereof, and will be based on the Fundamental Change Effective Date and the Share Price for such Fundamental Change. For any Fundamental Change, the “Fundamental Change Effective Date” will mean the effective date of such Fundamental Change.

(c) Adjustment of Share Prices and Additional Shares. The Share Prices set forth in the first row (i.e., the column headers) of the table below will be adjusted on each date on which the Conversion Rate must be adjusted pursuant to Section 12.03. The adjusted Share Prices will equal the Share Prices in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Share Price adjustment, and (ii) the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and for the same events for which the Conversion Rate is adjusted pursuant to Section 12.03 hereof.

(d) Additional Shares Table. The following table sets forth hypothetical Fundamental Change Effective Dates, Share Prices and the number of Additional Shares by which the Conversion Rate will be increased per $1,000 principal amount of Notes for a Holder that converts a Note in connection with a Fundamental Change having such Fundamental Change Effective Date and Share Price.

	Share Price
Effective Date	$1.95	$2.10	$2.39	$2.75	$3.58	$4.50	$5.50	$6.75	$8.25	$10.00
July 16, 2013	94.1910	82.5900	68.3640	56.5020	38.6230	26.5240	17.9650	10.8330	5.1260	1.1650
July 15, 2014	94.1910	71.2430	57.4440	47.4250	32.5810	22.5380	15.4330	9.5110	4.7750	1.0440
July 15, 2015	94.1910	60.4570	45.3810	37.3420	25.7770	17.9560	12.4200	7.8090	4.1200	0.8080
July 15, 2016	94.1910	50.6810	32.2930	26.3240	18.2650	12.8200	8.9670	5.7560	3.1880	0.4060
July 15, 2017	94.1910	39.9000	18.3470	14.0510	9.8070	6.9420	4.9150	3.2240	1.8730	0.0000
July 15, 2018	94.1910	28.2440	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e) Use of Additional Shares Table. If the Share Price and/or Fundamental Change Effective Date for a Fundamental Change are not set forth in the table above, then:

(1)

if the Share Price is between two Share Prices in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the number of Additional Shares by which the

Conversion Rate will be increased for a Holder that converts a Note in connection with such Fundamental Change will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices listed in the table and the earlier and later Fundamental Change Effective Dates listed in the table, as applicable, based on a 365-day year;

(2)	if the Share Price is greater than $10.00, subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate; and

(3)	if the Share Price is less than $1.95, subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased as a result of this Section 12.05 to exceed 512.8199 Ordinary Shares per $1,000 principal amount of Notes, subject to adjustment in the same manner, at the same time and for the same events for which the Conversion Rate must be adjusted as set forth in Section 12.03 hereof.

(f) Settlement or Conversion. Except as provided in Section 12.06 hereof, if a Holder converts a Note in connection with a Fundamental Change, the Company will settle such conversion by delivering a number of Ordinary Shares and an amount of cash in lieu of fractional Ordinary Shares in accordance with this Article 12 hereof; provided, however, that notwithstanding anything to the contrary in this Article 12 hereof, if a Holder converts a Note in connection with a Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of the Ordinary Shares receive only cash in consideration for their Ordinary Shares, the Company will settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (i) the Conversion Rate on the Conversion Date applicable to such Note (including any Additional Shares added to such Conversion Rate pursuant to this Section 12.05) and (ii) the Share Price for such Fundamental Change.

Section 12.06. Effect of Recapitalizations, Recapitalizations, Reclassifications, and Changes of Ordinary Shares.

(a) If the Company (i) recapitalizes, reclassifies or changes the Ordinary Shares (other than changes in par value or changes resulting from a subdivision or combination to which Section 12.02(b) applies), (ii) consolidates or merges with or into any Person or sells, leases, transfers, conveys or otherwise disposes of all or substantially all of the property or assets of the Company and its Subsidiaries to another Person, or (iii) participates in any statutory share exchange, (any such event or transaction described under (i), (ii) or (iii), a “Reorganization Event”), and, in either case, holders of Ordinary Shares receive stock, other securities or other property or assets (including cash or any combination thereof), with respect to or in exchange for their Ordinary Shares, then from and after the effective date of such Reorganization Event, each outstanding Note will, without the consent of any Holders of the Notes become convertible into, in lieu of Ordinary Shares otherwise deliverable, the same type (in the same proportions) of consideration received by holders of Ordinary Shares in such

Reorganization Event (the “Reference Property”) that a Holder would have been entitled to receive upon such Reorganization Event in respect of Ordinary Shares, as provided below. If the Reorganization Event causes Ordinary Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property will be deemed to be the kind and amount of consideration elected to be received by a majority of Ordinary Shares voting for such election (if electing between two types of consideration) or a plurality of Ordinary Shares voting for such an election (if electing between more than two types of consideration), as the case may be. Upon such Reorganization Event, the Company or any Successor Company will enter into a supplemental indenture consistent with the foregoing. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 12 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Notes. Notwithstanding anything herein to the contrary, pursuant to Section 12.03(i), the Notes will not become convertible into, in lieu of Ordinary Shares otherwise deliverable, the Reference Property as described in this Section 12.06 unless such Holder has exercised its conversion right as described in Section 12.03(i).

(b) At and after the effective time of any such Reorganization Event, settlement of Notes converted, including any Ordinary Shares that would be delivered pursuant to Section 12.04 shall be in units of Reference Property or cash and units of Reference Property, if applicable, determined in accordance with Section 12.02(a)(iv) above. The Conversion Rate will relate to units of Reference Property (a “unit” of Reference Property being the kind and amount of Reference Property that a holder of one share of Ordinary Shares would have received in such transaction); and the VWAP for purposes of Section 12.01 will be calculated based on the value of one unit of Reference Property in a manner reasonably consistent with such definition as determined in good faith by the Board of Directors of the Company.

(c) The above provisions of this Section 12.06 shall similarly apply to successive Reorganization Events.

(d) If this Section 12.06 applies to any event or occurrence, Section 12.03 shall not apply in respect of such event or occurrence.

(e) The Company shall not become a party to any Reorganization Event unless its terms are consistent with the foregoing. None of the foregoing provisions shall affect the right of a Holder of Notes to convert the Notes as set forth in and subject to Section 12.01 prior to the effective time of such Reorganization Event.

Section 12.07. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or Ordinary Shares or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 12.

Section 12.08. Shareholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Notes into Ordinary Shares, the Holder will receive upon conversion of the Notes in respect of which the Company has elected to deliver Ordinary Shares, if applicable, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Ordinary Shares, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Ordinary Shares, shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 12.03(d) (with such separation being deemed a Trigger Event for purposes of Section 12.03(d)), subject to readjustment in the event of the expiration, termination or redemption of such rights. For purposes of calculating the per share Fair Market Value of the shares of the Company’s Capital Stock, evidences of indebtedness or assets, including securities, distributed with respect to each outstanding Ordinary Share under Section 12.03(d), any Ordinary Shares held by any Person who is ineligible to receive such distribution under the terms of the rights plan shall not be deemed outstanding. The Company agrees that any rights plan adopted by the Company shall provide for the foregoing rights upon conversion of the Notes. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to Ordinary Shares, the rights described therein with respect to such Ordinary Shares (unless such rights or warrants have separated from the Ordinary Shares) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Conversion Rate.

Section 12.09. No Stockholder Rights. For the avoidance of doubt, Holders of Notes will not have any rights as holders of Ordinary Shares (including voting rights and rights to receive any dividends or other distributions on the Ordinary Shares) if and until the Notes are converted into Ordinary Shares.

Section 12.10. Certain Events that Will Not Result in Adjustment. If the Company distributes to holders of the Ordinary Shares assets (including cash), shares of the Company’s share capital, evidences of indebtedness, securities or rights, warrants or options to purchase the Company’s securities, other than with respect to a public spin-off, as to which Sections 12.03(d) and (e) hereof apply, if the fair market value (as determined by the Company’s Board of Directors) of the assets (including cash), shares of the Company’s share capital, evidences of indebtedness, securities or rights, warrants or options so distributed applicable to one Ordinary Share equals or exceeds the average of the Last Reported Sale Prices of the Ordinary Shares during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, rather than being entitled to an adjustment in the conversion rate, a Holder of Notes will be entitled to receive upon conversion, in addition to Ordinary Shares, and, if applicable, cash payable on conversion, the kind and amount of assets (including cash), shares of the Company’s share capital, evidences of indebtedness, securities or rights, warrants or options to purchase the Company’s securities, as applicable, that such Holder would have received if such Holder had converted such Notes immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

Section 12.11. Voluntary Increases. The Company may from time to time, to the extent permitted by law and subject to the applicable rules of the New York Stock Exchange or the applicable rules of any stock exchange on which the Ordinary Shares are listed at the relevant time, increase the conversion rate of the notes by a specified amount for a period of at least 20 Business Days, if the increase is irrevocable during the period and the Company’s Board of Directors has made a determination that such increase would be in the best interest of the Company. In that case, the Company will give at least 15 calendar days’ prior notice of the effective date of such increase. The Company may also (but is not required to) make such increases in the conversion rate, in addition to those set forth above, as the Company’s Board of Directors deems advisable to avoid or diminish any income tax to holders of Ordinary Shares resulting from any dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or from any event treated as such for income tax purposes.

Section 12.12. Withholding Taxes for Adjustments in Conversion Rate. If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payments against payments of cash and Ordinary Shares on the Notes.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Integral Part. This First Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes and not to any other series of Securities issued under the Base Indenture.

Section 13.02. Adoption, Ratification And Confirmation. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Indenture is inconsistent herewith.

Section 13.03. Incorporation Of Trust Indenture Act. The provisions of the Trust Indenture Act applicable to indentures qualified under the Trust Indenture Act are hereby incorporated into the Indenture and shall be deemed applicable regardless of whether or not the Indenture is so qualified.

Section 13.04. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 13.05. Communication by Holders With Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this First Supplemental Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 13.06. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.07. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.08. No Recourse Against Others. No past, present or future incorporator, director, officer, employee, Affiliate or shareholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, this First Supplemental Indenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 13.09. Acceptance by Trustee. The Trustee accepts the amendments to the Base Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Base Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 13.10. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.11. Severability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 13.12. Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture, and delivery of an executed counterpart by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart thereof.

Section 13.13. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this First Supplemental Indenture and the Notes. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

VANTAGE DRILLING COMPANY

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF 144A, IAI, REG S NOTE]

[Insert the Global Note Legend, if applicable]

[Insert the Private Placement Legend, if applicable]

[Insert the Regulation S Temporary Global Note Legend, if applicable]

No. [ ]	Principal Amount $[ ]
CUSIP NO.: [ ]
ISIN: [ ]

5.50% Convertible Senior Notes due 2043

Vantage Drilling Company, a Cayman Islands exempted company, promises to pay to [CEDE & CO., or its registered assigns]1, the principal sum of [        ] DOLLARS], [as revised by the Schedule of Increases and Decreases in Global Note attached hereto]2 on July 15, 2043.

Interest Payment Dates:	January 15 and July 15

Regular Record Dates:	January 1 and July 1

Additional provisions of this Note are set forth on the attached “Terms of Notes.”

[1]	Use bracketed language for a Global Note.
[2]	Use bracketed language for a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

VANTAGE DRILLING COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the First Supplemental Indenture.

By:
Authorized Signatory

TERMS OF NOTES

5.50% Convertible Senior Notes due 2043

This Note is one of a duly authorized issue of a series of Securities of the Company, titled as 5.50% Convertible Senior Notes due 2043 (herein called the “Notes”), issued and to be issued under and pursuant to an Indenture dated as of July 16, 2013 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture dated as of July 16, 2013 (the “First Supplemental Indenture”); and the Base Indenture, as so amended and supplemented, herein called the “Indenture”), each between Vantage Drilling Company, a Cayman Islands exempted company (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

1. Interest

The Company, promises to pay interest on the principal amount of this Note at the rate of 5.50% per annum.

The Company will pay interest semiannually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing January 15, 2014, to Holders of record on the immediately preceding January 1 and July 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from July 16, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest will cease to accrue on a Note, as provided in the Indenture, upon its maturity, conversion, redemption or repurchase.

Pursuant to Section 5.03 of the Indenture, in certain circumstances, the Company will pay Additional Interest on this Note.

Pursuant to Section 7.05 of the Indenture, in certain circumstances, the Company will pay an Extension Fee on this Note.

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay such amount. The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay principal of Definitive Notes at the office or agency designated by the Company for such purpose. Interest on Definitive Notes will be payable (i) to Holders having an aggregate principal amount of

$5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Registrar to the contrary.

3. Redemption

The Notes will not be redeemable by the Company prior to July 15, 2016. Subject to certain conditions specified in the First Supplemental Indenture, the Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at any time on or after July 15, 2016 and before July 15, 2018 if the VWAP of the Ordinary Shares is greater than or equal to 150% of the applicable Conversion Price for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the Company’s notice of redemption. In addition, the Company may redeem the Notes at any time on or after July 15, 2018. In each case, the redemption purchase price will equal 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest to but excluding the Redemption Date (unless the Redemption Date is between a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay accrued and unpaid interest to the Holder of record at 5:00 p.m., New York City time, on such Regular Record Date).

4. Purchase by the Company at the Option of the Holder

Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase all or a portion of its Notes held by such Holder on each of July 15, 2016 and July 15, 2018 at a Purchase Price specified in the First Supplemental Indenture.

5. Repurchase by the Company at the Option of the Holder upon a Fundamental Change

At the option of the Holder, and subject to the terms and conditions of the Indenture, upon the occurrence of a Fundamental Change, each Holder will have the right, at its option, to require the Company to repurchase for cash all of its Notes, or any portion of its Notes having a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest, if any, to but excluding, the Fundamental Change Repurchase Date, unless the Fundamental Change Repurchase Date occurs after a Regular Record Date and before the Interest Payment Date corresponding to such Regular Record Date, in which case accrued and unpaid interest, if any, on the Notes will be paid to the Holders of such Notes as of the Close of Business on such Regular Record Date. To exercise its purchase right, a Holder must comply with the procedures set forth in Article 11 of the Indenture.

6. Conversion

Subject to the procedures for conversion set forth in the First Supplemental Indenture, a Holder may convert its Notes until 5:00 p.m., New York City time, on the Business Day immediately preceding July 15, 2043.

(a) The initial Conversion Rate is 418.6289 Ordinary Shares per $1,000 principal amount of Notes, subject to adjustment in certain events described in the First Supplemental Indenture. Upon conversion, the Company will pay or deliver, as the case may be, to the converting Holder, Ordinary Shares based on the Conversion Rate, cash, or a combination of Ordinary Shares and cash, in each case as set forth in the First Supplemental Indenture. The Company shall deliver cash in lieu of any fractional Ordinary Shares as set forth in the First Supplemental Indenture. Each Holder who elects to convert any of its Notes at the Holder’s option after July 15, 2013 and prior to July 15, 2016 will receive the Voluntary Conversion Make-Whole Payment as described in the First Supplemental Indenture.

No payment or adjustment shall be made for dividends on the Ordinary Shares except as provided in the First Supplemental Indenture.

7. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Notes (i) so selected for redemption or, if a portion of any Note is selected for redemption, the portion thereof selected for redemption; (ii) surrendered for conversion or, if a portion of any Note is surrendered for conversion, the portion thereof surrendered for conversion; or (iii) in certificated form for a period of 15 days prior to sending a notice of redemption under Article 6 of the First Supplemental Indenture. In addition, the Registrar need not transfer or exchange any Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased), after the Company has delivered a Notice of Redemption (except to the extent that Notes are converted or repurchased in part or the Company fails to pay the Redemption Price in accordance with Article 11 of the Indenture) or in respect of which a Conversion Notice has been given (except, in the case of a Note to be converted in part, the portion of the Note not to be converted).

8. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9. Unclaimed Money

If money, Ordinary Shares or other consideration for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under certain circumstances specified in the Indenture.

11. Defaults and Remedies

Subject to the following paragraph, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes by notice to the Company to be due and payable immediately. In addition, certain specified Events of Default will cause the Notes to become immediately due and payable without further action by the Holders.

If the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 5.02 or 5.03 of the Indenture will, for the 270 days after the occurrence of such Event of Default, consist exclusively of the right to receive an Extension Fee on the principal amount of the Notes, as described in the First Supplemental Indenture.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

12. Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13. No Recourse Against Others

No past, present or future incorporator, director, officer, employee, Affiliate or shareholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. Authentication

This Note shall not be valid until an authorized signatory of the Trustee manually authenticates this Note.

15. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Base Indenture and the First Supplemental Indenture which has in it the text of this Note. Requests may be made to:

Vantage Drilling Company

777 Post Oak Boulevard, Suite 800

Houston, Texas 77056

Attention: Chief Financial Officer

Facsimile: 281-404-4749

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Vantage Drilling Company

777 Post Oak Boulevard

Suite 800

Houston, Texas 77056

Attention: Chief Financial Officer

Wells Fargo Bank, National Association

750 N. St. Paul Place, Suite 1750

MAC T9263-170

Dallas, Texas 75201

Attention: Corporate Trust, Municipal and Escrow Services

Facsimile No.: (214) 756-7401

Re: 5.50% Convertible Senior Notes due 2043

Reference is hereby made to the Indenture, dated as of July 16, 2013 (as amended or supplemented and in effect, the “Indenture”), between Vantage Drilling Company, as issuer (the “Company”), and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to an in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Personal and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted

Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)  ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)  ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the

Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐ a beneficial interest in the:

(i)	☐	144A Global Note (CUSIP ), or

(ii)	☐	Regulation S Global Note (CUSIP ), or

(iii)	☐	IAI Global Note (CUSIP ); or

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐	a beneficial interest in the:

(i)	☐	144A Global Note (CUSIP ), or

(ii)	☐	Regulation S Global Note (CUSIP ), or

(iii)	☐	IAI Global Note (CUSIP ); or

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Vantage Drilling Company

777 Post Oak Boulevard

Suite 800

Houston, Texas 77056

Attention: Chief Financial Officer

Wells Fargo Bank, National Association

750 N. St. Paul Place, Suite 1750

MAC T9263-170

Dallas, Texas 75201

Attention: Corporate Trust, Municipal and Escrow Services

Facsimile No.: (214) 756-7401

Re:  5.50% Convertible Senior Notes due 2043

(CUSIP             )

Reference is hereby made to the Indenture, dated as of July 16, 2013 (as amended or supplemented and in effect, the “Indenture”), between Vantage Drilling Company, as issuer (the “Company”), and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  ☐ 144A Global Note,  ☐

C-1

Regulation S Global Note,  ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

DATED:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Vantage Drilling Company

777 Post Oak Boulevard

Suite 800

Houston, Texas 77056

Attention: Chief Financial Officer

Wells Fargo Bank, National Association

750 N. St. Paul Place, Suite 1750

MAC T9263-170

Dallas, Texas 75201

Attention: Corporate Trust, Municipal and Escrow Services

Facsimile No.: (214) 756-7401

Re:  5.50% Convertible Senior Notes due 2043

Reference is hereby made to the Indenture, dated as of July 16, 2013 (as amended or supplemented and in effect, the “Indenture”), between Vantage Drilling Company, as issuer (the “Company”), and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

(a)  ☐ a beneficial interest in a Global Note, or

(b)  ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that neither this Note nor the Ordinary Shares issuable upon conversion thereof have been registered under the Securities Act or any state securities laws, and that neither the Notes nor the Ordinary Shares issuable upon conversion thereof (nor any interest or participation therein) may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not, subject to, registration. By our acceptance of a Note, we represent and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that

EXHIBIT D

if we offer, sell or otherwise transfer the Notes prior to the Resale Restriction Termination Date, we will do so only (A) to the Company or any of its subsidiaries, (B) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a Person it reasonably believes is a “qualified institutional buyer” (as defined therein) that purchases for its own account or for the account of “qualified institutional buyer” to which notice is given that the transfer is being made in reliance on Rule 144A, (C) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act and in accordance with the laws applicable to it in the jurisdiction in which such purchase is made, (D) to an “institutional accredited investor” (as defined below) that is acquiring the Note and the Ordinary Shares issuable upon conversion thereof for its own account, or for the account of such an “institutional accredited investor,” for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, (E) pursuant to a registration statement which has been declared effective under the Securities Act or (F) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s and the Trustee’s, or Registrar’s, as applicable, right prior to any such offer, sale or transfer pursuant to clauses (B), (C), (D) or (F) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form appearing on Note is completed and delivered by the transferor to the Trustee or Registrar, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. In any case, we agree that we will not, directly or indirectly, engage in any hedging transaction with regard to the Note except as permitted under the Securities Act.

3. We understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an “institutional accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “institutional accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

EXHIBIT D

[Insert Name of Accredited Investor]

By:
Name:
Title:

DATED:

EXHIBIT E

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 promulgated under the Securities Act.

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EXHIBIT E

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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EXHIBIT F

FORM OF CONVERSION NOTICE

To:	Vantage Drilling Company

The undersigned registered Holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is in principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) designated below in accordance with the terms of the Indenture referred to in this Note, and directs that cash, and the Ordinary Shares of Vantage Drilling Company, if any, issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 promulgated under the Securities Act.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

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EXHIBIT G

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:	Vantage Drilling Company

The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from Vantage Drilling Company (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $2,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered pursuant to Section 3.06 of the First Supplemental Indenture to the registered Holder hereof unless a different name has been indicated below.] If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 promulgated under the Securities Act.

Signature Guarantee

Fill in if a check is to be issued, or Notes are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

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EXHIBIT H

FORM OF PURCHASE NOTICE

To:	Vantage Drilling Company

The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from Vantage Drilling Company (the “Company”) as to the Holder’s option to require the Company to repurchase this Note and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $2,000 principal amount or an integral multiple of $1,000 in excess thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered pursuant to Section 3.06 of the First Supplemental Indenture to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 promulgated under the Securities Act.

Signature Guarantee

Fill in if a check is to be issued, or Notes are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

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